Exhibit 3.1

CERTIFICATE OF FORMATION

OF

SECOND GENIE MERGER SUB, LLC

This Certificate of Formation of Second Genie Merger Sub, LLC, dated as of the 27th day of November, 2019, is being duly executed and filed by David P. Creekman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Second Genie Merger Sub, LLC.

SECOND. The address of the registered office for the limited liability company in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the limited liability company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David P. Creekman
David P. Creekman, Authorized Person